EXHIBIT 23.6
                       CONSENT TO BE NAMED AS A DIRECTOR
                                      OF
                              LANDCARE USA, INC.

      The undersigned hereby consents to be named as a director of LandCARE USA, Inc. (the "Company") in the Registration Statement on form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: March 12,  1998

                                    By:/s/ Bruce A Church

                                  Name: Bruce A. Church